SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Oshkosh Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) on February 3, 2015.  On February 3, 2015, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

The Company’s shareholders elected the following directors for terms expiring at the Company’s 2016 Annual Meeting of Shareholders by the votes indicated:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Richard M. Donnelly	63,857,932	554,788	5,043,590
Peter B. Hamilton	64,052,036	360,684	5,043,590
Kathleen J. Hempel	63,002,304	1,410,416	5,043,590
Leslie F. Kenne	64,053,841	358,879	5,043,590
Stephen D. Newlin	63,793,353	619,367	5,043,590
Craig P. Omtvedt	64,053,697	359,023	5,043,590
Duncan J. Palmer	64,059,221	353,499	5,043,590
John S. Shiely	64,057,284	355,436	5,043,590
Richard G. Sim	62,999,689	1,413,031	5,043,590
Charles L. Szews	63,925,582	487,138	5,043,590
William S. Wallace	64,051,580	361,140	5,043,590

The Company’s shareholders ratified the appointment of Deloitte & Touch LLP as the Company’s independent auditors for the fiscal year ending September 30, 2015 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
68,757,368	494,193	204,749

The Company’s shareholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the Company’s proxy statement for the Annual Meeting by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
61,906,136	1,309,062	1,197,522	5,043,590

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: February 6, 2015	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary